UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       December 15, 2010

ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5075 Westheimer Suite 890 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 369-0550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.   Material Impairments.

On December 15, 2010, the Board of Directors of Allis-Chalmers Energy Inc. (the “Company”), after consultation with management, concluded that it will be required to record in its financial statements a non-cash asset impairment charge of approximately $10.6 million in the fourth quarter of 2010. The impairment charge results from the Company's sale of two land drilling rigs originally purchased in 2009.  Both rigs encountered design or engineering problems and were sold back to the original manufacturer.  The impairment charge includes the write-off of certain other assets that were acquired in connection with the start-up of operations for the two rigs.  The proceeds from the sale will be used to pay down $21.1 million of debt related to the purchase of the rigs and $3.9 million will be used for working capital purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.

Date: December 17, 2010	By:	/s/ Victor M. Perez
	Name:	Victor M. Perez
	Title:	Chief Financial Officer